Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment to Registration Statement on Form F-3s (file number 333-236897 and file number 333-262107) of our report dated on April 22, 2021, with respect to the consolidated financial statements of AGM Group Holdings, Inc. as of and for the years ended December 31, 2020 and 2019, in Annual report on Form 20-F, included in its incorporation of documents by reference.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ JLKZ CPA LLP

Flushing, New York

May 16, 2022